UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2007

INSITE VISION INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22332	94-3015807
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

965 Atlantic Ave. Alameda, California		94501
(Address of Principal Executive Offices)		(Zip Code)

(510) 865-8800
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

2007 Performance Incentive Plan

The Board of Directors (the “Board”) of InSite Vision Incorporated (the “Company”) previously adopted the InSite Vision Incorporated 2007 Performance Incentive Plan (the “2007 Plan”), subject to stockholder approval of the 2007 Plan. According to the results from the Company’s annual stockholders’ meeting held on October 15, 2007, the Company’s stockholders have approved the 2007 Plan.

The following summary of the 2007 Plan is qualified in its entirety by reference to the text of the 2007 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The forms of award agreements to be used to evidence grants of nonqualified and incentive stock options under the 2007 Plan are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

The Board or one or more committees appointed by the Board will administer the 2007 Plan. The Board has delegated general administrative authority for the 2007 Plan to the Stock Plan and Compensation Committee of the Board.

The administrator of the 2007 Plan has broad authority under the 2007 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2007 Plan include directors of the Company, officers or employees of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries.

The maximum number of shares of the Company’s common stock (“Common Stock”) that may be issued or transferred pursuant to awards under the 2007 Plan equals the sum of: (1) the number of shares available for additional award grant purposes under the Company’s 1994 Stock Option Plan (the “1994 Plan”) as of October 15, 2007 and determined immediately prior to the termination of the authority to grant new awards under that plan as of October 15, 2007, plus (2) the number of any shares subject to stock options granted under the 1994 Plan and outstanding as of October 15, 2007 which expire, or for any reason are cancelled or terminated, after that date without being exercised. In addition, on January 1 of each calendar year during the term of the plan (commencing with January 1, 2008), an additional number of shares of Common Stock will be available for award grant purposes under the 2007 Plan equal to the lesser of (i) 2% of the total number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding calendar year, (ii) 3,000,000 shares of Common Stock or (iii) such number of shares of Common Stock established by the Board. As of October 15, 2007, approximately 1,862,252 shares were available for additional award grant purposes under the 1994 Plan, and approximately 7,136,677 shares were subject to awards then outstanding under the 1994 Plan.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2007 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2007 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits of the 2007 Plan, as opposed to only counting the shares actually issued. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2007 Plan will again be available for subsequent awards under the 2007 Plan. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2007 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2007 Plan.

The types of awards that may be granted under the 2007 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in Common Stock or units of Common Stock, as well as certain cash bonus awards.

   As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2007 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Amended and Restated Employee Stock Purchase Plan

The Board has previously approved an amended and restated version of the Company’s 1994 Employee Stock Purchase Plan, referred to as the InSite Vision Incorporated Amended and Restated Employee Stock Purchase Plan (the “ESPP”), subject to stockholder approval of the ESPP. These amendments would extend the term of the ESPP until August 8, 2017, give the Company added flexibility in structuring purchase rights granted under the ESPP, and make certain technical changes to the plan. According to the results from the Company’s annual stockholders’ meeting held on October 15, 2007, the Company’s stockholders have approved the amended and restated ESPP.

The ESPP provides eligible employees with an opportunity to acquire shares of Common Stock on a periodic basis by means of payroll deductions. A copy of the ESPP document is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1 InSite Vision Incorporated 2007 Performance Incentive Plan

10.2 Form of Nonqualified Stock Option Agreement

10.3 Form on Incentive Stock Option Agreement

10.4  InSite Vision Incorporated Amended and Restated Employee Stock Purchase Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INSITE VISION INCORPORATED
(Registrant)

Date:	October 19, 2007	By:	/s/ Louis Drapeau
Louis Drapeau Vice President and Chief Financial Officer